Exhibit 99.1

Insperity Announces Second Quarter Results
HOUSTON – Jul. 29, 2019 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter ended Jun. 30, 2019:

•	Q2 net income and diluted EPS up 16% and 19%, to $29 million and $0.69, respectively

•	Q2 adjusted EPS up 22% to $0.83

•	Q2 adjusted EBITDA up 22% to $57 million

•	YTD net income and EPS up 41% and 44%, to $105 million and $2.54, respectively

•	YTD adjusted EBITDA up 21% to $158 million
Second Quarter Results
Second quarter 2019 net income and diluted earnings per share (“EPS”) of $28.6 million and $0.69 represented increases of 16% and 19%, respectively, compared to the second quarter of 2018. Adjusted EPS was $0.83, a 22% increase over the second quarter of 2018. Adjusted EBITDA increased 22% over the second quarter of 2018 to $56.7 million.
Revenues increased 13% over the second quarter of 2018 to $1.04 billion on a 14% increase in the average number of worksite employees (“WSEEs”) paid per month. The continued double-digit WSEE growth resulted from new client sales driven by an 11% increase in the average number of Business Performance Advisors. Additionally, client retention averaged just above 99%, near our historical high level. Net gains in our client base were lower than expected, particularly during the last month of the quarter, due primarily to less hiring of full-time and seasonal employees.
“We are pleased with our solid sales and client retention in Q2 delivering 14% worksite employee growth in spite of lower than expected hiring in our client base,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “We expect to continue our office expansion plan and increase the number of Business Performance Advisors over the balance of the year to continue double digit growth into 2020.”
Gross profit increased 12% over the second quarter of 2018 to $173.7 million, and included higher than expected benefits costs, driven by large claim activity. This was partially offset by favorable claims development in our workers’ compensation program and slightly higher pricing. Operating expenses increased 12% over the second quarter of 2018, and included continued investments in our growth, including costs associated with an increase in the number of Business Performance Advisors and the opening of eight new sales offices over the past four quarters. We have also continued to invest in our technology and product and service offerings.
Year-to-Date Results
For the six months ended Jun. 30, 2019, net income increased 41% over the first six months of 2018 to $104.8 million, and diluted EPS increased 44% to $2.54. Adjusted EPS increased 34% over the first six months of 2018 to $2.81. Adjusted EBITDA increased 21% to $158.1 million.
Revenues for the first six months of 2019 increased 13% to $2.2 billion, on a 14% increase in the average number of WSEEs paid per month over the 2018 period. Gross profit for the first six months of 2019 increased 13% to $400.5 million. Operating expenses increased 8% to $276.3 million over the 2018 period and adjusted operating expenses increased 12% over the 2018 period.
Net income per WSEE per month increased 23% from $62 in the 2018 period to $76 in the 2019 period. Adjusted EBITDA per WSEE per month increased 6% from $109 in the 2018 period to $115 in the 2019 period.

Cash outlays in the first six months of 2019 included the repurchase of approximately 315,000 shares of stock at a cost of $38.8 million, dividends totaling $24.7 million and capital expenditures of $17.2 million. Adjusted cash, cash equivalents and marketable securities at Jun. 30, 2019 were $130.7 million.
“Our earnings outlook for 2019 is in line with our previous forecast as we come off a strong performance in the first half of the year and effectively manage our business in response to emerging trends,” said Douglas S. Sharp, Insperity senior vice president of finance, chief financial officer and treasurer. “We expect to continue to generate over 20% growth in adjusted EPS, as we effectively execute our long-term strategic plan.”
2019 Guidance
The company also announced its updated guidance for 2019, including the third quarter of 2019. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q3 2019			Full Year 2019

Average WSEEs paid	243,000	—	244,100	237,350	—	239,500
Year-over-year increase	13.0%	—	13.5%	13.5%	—	14.5%

Adjusted EPS	$1.00	—	$1.04	$4.59	—	$4.74
Year-over-year increase	4%	—	8%	22%	—	26%

Adjusted EBITDA (in millions)	$66.5	—	$69.0	$278	—	$286
Year-over-year increase	8%	—	12%	16%	—	19%
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the third quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 4585972. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 4585972. The webcast will be archived for one year.
About Insperity
Insperity, a trusted advisor to America’s best businesses for more than 33 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Traditional Payroll and Human Capital Management, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2018 revenues of

$3.8 billion, Insperity operates in 77 offices throughout the United States. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:

•	adverse economic conditions;

•	regulatory and tax developments and possible adverse application of various federal, state and local regulations;

•	the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;

•	cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;

•	vulnerability to regional economic factors because of our geographic market concentration;

•
increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;

•	failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;

•	the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;

•	our liability for worksite employee payroll, payroll taxes and benefits costs;

•	our liability for disclosure of sensitive or private information;

•	our ability to integrate or realize expected returns on our acquisitions;

•	failure of our information technology systems;

•	an adverse final judgment or settlement of claims against Insperity; and

•	disruptions to our business resulting from the actions of certain stockholders.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	June 30, 2019	December 31, 2018

Assets
Cash and cash equivalents	$324,926	$326,773
Restricted cash	43,268	42,227
Marketable securities	61,129	60,781
Accounts receivable, net	424,135	400,623
Prepaid insurance	24,469	8,411
Other current assets	29,794	27,721
Income taxes receivable	11,456	—
Total current assets	919,177	866,536
Property and equipment, net	120,828	117,213
Right of use leased assets	54,189	—
Prepaid health insurance	9,000	9,000
Deposits	194,328	172,674
Goodwill and other intangible assets, net	12,720	12,726
Deferred income taxes, net	556	8,816
Other assets	6,197	4,851
Total assets	$1,316,995	$1,191,816

Liabilities and stockholders’ equity
Accounts payable	$6,548	$10,622
Payroll taxes and other payroll deductions payable	244,694	261,166
Accrued worksite employee payroll cost	373,532	329,979
Accrued health insurance costs	20,376	35,153
Accrued workers’ compensation costs	47,122	45,818
Accrued corporate payroll and commissions	37,820	60,704
Other accrued liabilities	39,756	28,890
Total current liabilities	769,848	772,332
Accrued workers’ compensation cost, net of current	188,241	187,412
Long-term debt	169,400	144,400
Operating lease liabilities, net of current	54,617	—
Other accrued liabilities, net of current	—	9,996
Total noncurrent liabilities	412,258	341,808
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	41,009	36,752
Treasury stock, at cost	(383,830)	(357,569)
Retained earnings	477,155	397,938
Total stockholders’ equity	134,889	77,676
Total liabilities and stockholders’ equity	$1,316,995	$1,191,816

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share amounts)	2019	2018	Change	2019	2018	Change
Operating results:
Revenues(1)	$1,043,316	$922,295	13.1%	$2,196,326	$1,936,667	13.4%
Payroll taxes, benefits and workers’ compensation costs	869,581	767,751	13.3%	1,795,874	1,582,403	13.5%
Gross profit	173,735	154,544	12.4%	400,452	354,264	13.0%
Salaries, wages and payroll taxes	74,696	68,748	8.7%	158,076	155,934	1.4%
Stock-based compensation	8,256	5,752	43.5%	14,296	8,887	60.9%
Commissions	7,741	6,979	10.9%	14,693	13,045	12.6%
Advertising	7,548	6,585	14.6%	12,579	10,150	23.9%
General and administrative expenses	29,866	27,419	8.9%	63,028	57,271	10.1%
Depreciation and amortization	6,908	5,480	26.1%	13,599	10,693	27.2%
Total operating expenses	135,015	120,963	11.6%	276,271	255,980	7.9%
Operating income	38,720	33,581	15.3%	124,181	98,284	26.3%
Other income (expense):
Interest income	2,802	1,807	55.1%	6,047	3,263	85.3%
Interest expense	(1,639)	(1,108)	47.9%	(3,320)	(2,178)	52.4%
Income before income tax expense	39,883	34,280	16.3%	126,908	99,369	27.7%
Income tax expense	11,327	9,720	16.5%	22,063	24,818	(11.1)%
Net income	$28,556	$24,560	16.3%	$104,845	$74,551	40.6%
Less distributed and undistributed earnings allocated to participating securities	(309)	(346)	(10.7)%	(1,183)	(1,064)	11.2%
Net income allocated to common shares	$28,247	$24,214	16.7%	$103,662	$73,487	41.1%

Net income per share of common stock
Basic	$0.69	$0.59	16.9%	$2.55	$1.78	43.3%
Diluted	$0.69	$0.58	19.0%	$2.54	$1.77	43.5%
 ____________________________________

(1)	Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018

Gross billings	$6,377,014	$5,550,342	$13,248,684	$11,473,698
Less: WSEE payroll cost	5,333,698	4,628,047	11,052,358	9,537,031
Revenues	$1,043,316	$922,295	$2,196,326	$1,936,667

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change

Average WSEEs paid	232,010	203,950	13.8%	228,768	199,816	14.5%
Statistical data (per WSEE per month):
Revenues(1)	$1,499	$1,507	(0.5)%	$1,600	$1,615	(0.9)%
Gross profit	250	253	(1.2)%	292	295	(1.0)%
Operating expenses	194	198	(2.0)%	201	214	(6.1)%
Operating income	56	55	1.8%	90	82	9.8%
Net income	41	40	2.5%	76	62	22.6%
____________________________________

(1)	Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(per WSEE per month)	2019	2018	2019	2018
Gross billings	$9,162	$9,071	$9,652	$9,570
Less: WSEE payroll cost	7,663	7,564	8,052	7,955
Revenues	$1,499	$1,507	$1,600	$1,615

NON-GAAP FINANCIAL MEASURES

Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior period, and to plan for future periods by focusing on our underlying operations.  We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance.

Adjusted operating expense	Represents operating expenses excluding the impact of the following: • costs associated with a one-time tax reform bonus paid to corporate employees.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock based compensation, and • costs associated with a one-time tax reform bonus paid to corporate employees.

Adjusted Net Income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock based compensation, and • costs associated with a one-time tax reform bonus paid to corporate employees.

Adjusted EPS
Represents diluted net income per share computed in accordance with GAAP, excluding:
•  non-cash stock based compensation, and
•  costs associated with a one-time tax reform bonus paid to corporate employees.

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands, except per WSEE per month)	2019		2018		2019		2018
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Payroll cost	$5,333,698	$7,663	$4,628,047	$7,564	$11,052,358	$8,052	$9,537,031	$7,955
Less: Bonus payroll cost	451,828	649	372,225	608	1,442,406	1,051	1,203,086	1,003
Non-bonus payroll cost	$4,881,870	$7,014	$4,255,822	$6,956	$9,609,952	$7,001	$8,333,945	$6,952
% Change period over period	14.7%	0.8%	16.9%	3.4%	15.3%	0.7%	16.4%	3.3%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	June 30, 2019	December 31, 2018

Cash, cash equivalents and marketable securities	$386,055	$387,554
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	218,037	224,487
Client prepayments	37,357	34,177
Adjusted cash, cash equivalents and marketable securities	$130,661	$128,890
Following is a reconciliation of operating expenses (GAAP) to adjusted operating expenses (non-GAAP):

	Six Months Ended June 30,
(in thousands, except per WSEE per month)	2019		2018
	$	WSEE	$	WSEE

Operating expenses	$276,271	$201	$255,980	$214
Less:
One-time tax reform bonus	—	—	9,306	8
Adjusted operating expenses	$276,271	$201	$246,674	$206
% Change period over period	12.0%	(2.4)%	15.6%	2.5%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands, except per WSEE per month)	2019		2018		2019		2018
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Net income	$28,556	$41	$24,560	$40	$104,845	$76	$74,551	$62
Income tax expense	11,327	16	9,720	16	22,063	16	24,818	21
Interest expense	1,639	2	1,108	2	3,320	2	2,178	2
Depreciation and amortization	6,908	11	5,480	9	13,599	11	10,693	9
EBITDA	48,430	70	40,868	67	143,827	105	112,240	94
Stock-based compensation	8,256	11	5,752	9	14,296	10	8,887	7
One-time tax reform bonus	—	—	—	—	—	—	9,306	8
Adjusted EBITDA	$56,686	$81	$46,620	$76	$158,123	$115	$130,433	$109
% Change period over period	21.6%	6.6%	39.9%	22.6%	21.2%	5.5%	35.8%	21.1%
Following reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018

Net income	$28,556	$24,560	$104,845	$74,551
Non-GAAP adjustments:
Stock-based compensation	8,256	5,752	14,296	8,887
One-time tax reform bonus	—	—	—	9,306
Total non-GAAP adjustments	8,256	5,752	14,296	18,193
Tax effect	(2,345)	(1,631)	(3,090)	(4,517)
Adjusted net income	$34,467	$28,681	$116,051	$88,227
% Change period over period	20.2%	66.0%	31.5%	57.8%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Diluted EPS	$0.69	$0.58	$2.54	$1.77
Non-GAAP adjustments:
Stock-based compensation	0.20	0.14	0.35	0.21
One-time tax reform bonus	—	—	—	0.22
Total non-GAAP adjustments	0.20	0.14	0.35	0.43
Tax effect	(0.06)	(0.04)	(0.08)	(0.11)
Adjusted EPS	$0.83	$0.68	$2.81	$2.09
% Change period over period	22.1%	65.9%	34.4%	57.1%
The following is a reconciliation of GAAP to non-GAAP financial measures for third quarter and full year 2019 guidance:

(in millions, except per share amounts)	Q3 2019 Guidance	Full Year 2019 Guidance

Net income	$36.5 - $38.0	$167 - $174
Income tax expense	14 - 15	47 - 48
Interest expense	2	7
Depreciation and amortization	7	28
EBITDA	59.5 - 62.0	249 - 257
Stock-based compensation	7	29
Adjusted EBITDA	$66.5 - $69.0	$278 - $286

Diluted net income per share of common stock	$0.88 - $0.92	$4.05 - $4.20
Non-GAAP adjustments:
Stock-based compensation	0.17	0.69
Total non-GAAP adjustments	0.17	0.69
Tax effect	(0.05)	(0.15)
Adjusted EPS	$1.00 - $1.04	$4.59 - $4.74

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